090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20190054771-66
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 02/05/2019 2:24 PM
	Entity Number E0018302007-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Spindle, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

1,000,000,000 par value $.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

10,000,000,000 par value $.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

N/A

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date and time of filing: (optional) Date: 2/5/19 Time: 12:00 Pacific

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President & Exec. Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

CONSENT TO ACTION
IN LIEU OF
SPECIAL MEETING OF THE DIRECTORS

The undersigned, being all of the members of the Board of Directors of Spindle, Inc., a Nevada corporation (the "Corporation"), acting pursuant to the authority granted by Sections 78.207, 78.209, 78.315, 78.320, and 78.390 of the Nevada General Corporation Law, and the Bylaws of the Corporation, do hereby adopt the following resolutions by written consent:

I. AMENDMENT TO THE ARTICLES OF INCORPORATION.

RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting in its entirety the present Article 3 and substituting in lieu thereof the following new Article 3:

> "The total number of shares of stock, which this corporation is authorized to issue, is ten billion (10,000,000,000) shares of common stock, $.001 par value per share."

RESOLVED, that, the increase in the number of authorized shares of common stock to 10,000,000,000 shares is in the best interests of the Corporation.

RESOLVED, that, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the FINRA a notice of the actions taken herein, in accordance with Rule 10b-17, promulgated pursuant to the Securities Exchange Act of 1934, as amended.

RESOLVED, that, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Nevada a Certificate of Amendment in accordance with NRS 78.390, reflecting actions of the Corporation taken in accordance with the forgoing resolutions.

RESOLVED, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission an information statement on Schedule 14C (the "Schedule 14C") informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby.

RESOLVED, that the record date to determine which holders of securities of the Corporation shall be entitled to receive a copy of the Schedule 14C is the day that the definitive information statement on Schedule 14C is filed with the Securities and Exchange Commission.

RESOLVED, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or

appropriate to effectuate the purposes of the foregoing resolutions; and

RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

The execution of this consent shall constitute a written waiver of any notice of meeting required by NRS 78.375 or the Corporation's Articles of Incorporation or Bylaws.

This consent may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

DATED: January 31, 2019.

Jack A Scott
Jack A Scott (Jan 31, 2019)
Jack Scott, Director

Ron McIntyre
Ron McIntyre (Jan 31, 2019)
Ron McIntyre, Director

1/31/19
Chris Wesser, Director

Joseph Horowitz
Joseph Horowitz (Jan 31, 2019)
Joe Horowitz, Director

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

February 5, 2019

Job Number: C20190205-1339
Reference Number: 00011230671-11
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20190054771-66	Amendment	3 Pages/1 Copies

Respectfully,

Barbara K. Cegavske
Secretary of State

Certified By: Monica Barajas
Certificate Number: C20190205-1339